SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                FORM 8-K/A*


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): April 1, 2002
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                                AZURIX CORP.
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           (Exact Name of Registrant as Specified in Its Charter)


                                  Delaware
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               (State or Other Jurisdiction of Incorporation)


      001-15065                                        76-0589114
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 (Commission File Number)                    (IRS Employer Identification No.)


                  1400 Smith Street, Houston, Texas 77002
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            (Address of Principal Executive Offices) (Zip Code)


                               (713) 853-6161
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            (Registrant's Telephone Number, Including Area Code)


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       (Former Name or Former Address, if Changed Since Last Report)


    * The Company is not subject to the filing requirements of the Securities Exchange Act of 1934. This current report is filed pursuant to contractual obligations imposed on the Company by an Indenture, dated as of February 18, 2000, under which the Company is the issuer of certain debt.




Item 5. Other Events.

         Item 5 is hereby amended and supplemented to add the following:

         On April 23, 2002, Azurix Corp. issued an announcement that it was extending to 5:00 p.m. New York time on Tuesday, April 30, 2002, the deadline by which holders of its 10-3/8% Series B Senior Dollar Notes due 2007, 10-3/4% Series B Senior Dollar Notes due 2010 and 10-3/8% Series A and B Senior Sterling Notes due 2007 must tender and consent to receive the consent payment of 1.5% of par that is included in the total purchase price, a copy of which is attached as Exhibit 99.6 hereto and incorporated herein by reference. Tenders of Senior Sterling Notes are no longer revocable.

         On April 26, 2002, a committee purporting to hold beneficially approximately 31.74 percent of the outstanding senior notes of Marlin Water Trust, a beneficiary of Azurix's largest shareholder, Atlantic Water Trust, filed an objection to Enron's motion before the United States Bankruptcy Court seeking the court's approval of Enron's approval of Azurix's proposed sale of Wessex Water Ltd. and the tender offer and consent solicitation.

Item 7. Financial Statements and Exhibits.

         (c)  Exhibits.

              99.6   Press Release issued by Azurix Corp., dated April 29, 2002.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AZURIX CORP.


Date: April 30, 2002                      By:  /s/ Timothy J. Dorsey
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                                              Timothy J. Dorsey
                                              Vice President, General Counsel
                                              and Secretary




                               EXHIBIT INDEX


Exhibit       Description

99.6          Press release issued by Azurix Corp., dated April 29, 2002.




                                                               Exhibit 99.6

                                                Azurix
[Azurix Logo]                                   P.O.Box 1188
                                                Houston, TX 77251-1188


                                                NEWS RELEASE


AZURIX EXTENDS CONSENT PAYMENT DEADLINE

FOR IMMEDIATE RELEASE: Monday, April 29, 2002

         HOUSTON - In connection with its previously announced tender offer and consent solicitation for its 10-3/8 percent Series B Senior Dollar Notes due 2007, its 10-3/8 percent Series A and B Senior Sterling Notes due 2007, and its 10-3/4 percent Series B Senior Dollar Notes due 2010, Azurix Corp. announced today that it is extending to 5:00 p.m. New York time on Tuesday, April 30, 2002, the deadline by which holders of these notes must tender and consent to receive the consent payment of 1.5 percent of par. This new deadline is the close of business on the day before Enron Corp. intends to notify the U.S. Bankruptcy Court if it is not proceeding with the hearing scheduled on May 2, 2002, seeking the court's approval of Enron's approval of Azurix's proposed sale of Wessex Water Ltd. and the tender offer and consent solicitation.

         On April 26, 2002, a committee purporting to hold beneficially approximately 31.74 percent of the outstanding senior notes of Marlin Water Trust, a beneficiary of Azurix's largest shareholder, Atlantic Water Trust, filed an objection to Enron's motion before the Bankruptcy Court. These Marlin noteholders contend, among other things, that Azurix's paying for its Senior Notes in the tender offer and consent solicitation is not in the best interest of Atlantic Water Trust unless Azurix also pays, from proceeds of the Wessex sale, approximately $19 million in debt that Azurix owes to Atlantic Water Trust, which is among the continuing obligations of Azurix described in the Offer to Purchase and Consent Solicitation.

         Salomon Smith Barney is acting as dealer manager of the tender offer and consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to Salomon Smith Barney at 800-558-3745. An Offer to Purchase and Consent Solicitation, dated April 1, 2002, and related Letter of Transmittal and Consent describing the tender offer and consent solicitation have been distributed to holders of notes. Requests for additional copies of documentation can be made to Mellon Investor Services at 866-293-6625.

         This announcement does not constitute an offer with respect to any securities. Except as expressly set forth in this release, the tender offer and the consent solicitation remain subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation and the related Letter of Transmittal and Consent. Except for the historical information, the matters discussed in this press release are forward looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Actual results may differ significantly from the discussion of certain matters in forward-looking statements. Factors that may cause such differences include Azurix's ability to obtain on a timely basis consents required from noteholders and the bankruptcy court order approving the proposed sale of Wessex Water Ltd.; YTL Power International Berhad's ability to obtain on a timely basis consent of its shareholders to the purchase of Wessex; effects of Enron's bankruptcy, including the possible involvement of Enron's creditors or the bankruptcy court in the management of Azurix, including the Wessex sale; changes in exchange rates between other currencies and U.S. dollars; Azurix's ability to retain key personnel to manage the sale and tender offer process; and other factors discussed in the consent solicitation and offer to purchase and in Azurix's filings with the United States Securities and Exchange Commission.